As filed with the Securities and Exchange Commission on June 25, 2001
                                                      Registration No. 333-_____
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                  EQUITEX, INC.
                    -----------------------------------------
               (Exact name of Registrant specified in its charter)


                                    Delaware
                                   ----------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   84-0905189
                                  ------------
                      (I.R.S. Employer Identification No.)

      7315 East Peakview Avenue
        Englewood, Colorado                                              80111
 --------------------------------------                                 --------
(Address of Principal Executive Offices)                                Zip Code


                             1999 Stock Option Plan,
                        Individual Compensation Plan and
                 Individual Stock Option and Warrant Agreements
                 ----------------------------------------------
                            (Full title of the plans)

                                   Henry Fong
                      President and Chief Executive Officer
                                  Equitex, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                 ----------------------------------------------
                     (Name and address of agent for service)

                                 (303) 796-8940
                         ------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              John W. Kellogg, Esq.
                              Rachana Sastry, Esq.
                  Friedlob Sanderson Paulson & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300
                             Denver, Colorado 80202
                                 (303) 571-1400

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================

                                                                       Proposed       Proposed Maximum
                                                                        Maximum       Aggregate Offering
         Title of                                      Offering Price    Price       Amount of Registration
Securities to be Registered  Amount to be Registered     per Share                            Fee
                                       (1)
-----------------------------------------------------------------------------------------------------------
Common Stock,                       2,141,300            $6.17 (2)     $13,211,821               $3,302.96
$.02 par value
-----------------------------------------------------------------------------------------------------------
Total                               2,141,300            $6.17 (2)     $13,211,821               $3,302.96
===========================================================================================================


(1) This Registration Statement is being filed to register (a) 2,141,300 shares of common stock underlying stock options outstanding and/or eligible to be issued under the terms of the 1999 Stock Option Plan, an individual compensation plan, and individual stock option or warrant agreements (collectively the "Plans"). This Registration Statement shall cover any additional shares of common stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Equitex, Inc.'s common stock as quoted on the Nasdaq SmallCap market on Monday June 18, 2001.

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART I
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


Item 1.          Plan Information.
                 ----------------

      Equitex, Inc. (the "Registrant") will provide each option holder and each consultant (the "Recipient") with documents that contain information related to the Registrant's 1999 Stock Option Plan, an individual compensation plan and individual stock option or warrant agreements (collectively, the "Plans") which provide for its compensation shares and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.          Registrant Information.
                 ----------------------

      The Registrant will provide to the Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference:

         Annual Report on Form 10K/A for year ended December 31, 2000

         The description of Equitex's common stock contained in Equitex's Registration Statement on Form 8-A filed July 21, 1983

         Quarterly Report on Form 10-Q for the quarter ended March 31, 2001

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all shares offered hereunder have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
                  -------------------------

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

         None.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of Equitex's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to Equitex's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of Equitex in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in Equitex's best interest and must not have been adjudged liable to Equitex unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of Equitex in which a director is adjudged liable to Equitex, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes Equitex to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to Equitex a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by Equitex.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under Equitex's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

         The statutory provision cited above also grants the power to Equitex to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by Equitex.

         Article VII Section 9 of Equitex's Bylaws provides that Equitex shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, Equitex has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Equitex pursuant to the foregoing provisions, Equitex has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

      Of the 2,141,300 shares being registered, 20,000 shares of common stock were issued pursuant to an individual compensation plan in exchange for legal service valued at $120,000 and performed in connection with our acquisition activities. We relied upon exemptions from registration provided by Sections 4(6) or 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder based upon (i) representations from the securityholder that he is an accredited or sophisticated investor with experience in investing in securities such that he could evaluate the merits and risks related to the securities; (ii) that no general solicitation of the securities was made by us; (iii) the securityholder represented to us that he was acquiring the securities for his own account and not with a view towards further distribution; (iv) the securities were "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act; (v) we placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities; and (vi) prior to completion of the transaction, the securityholder was informed in writing of the restricted nature of the securities, provided with all information regarding us as required under Rule 502 or Regulation D and was given the opportunity to ask questions of and receive additional information from us regarding our financial condition and operations.

Item 8.           Exhibits.
                  --------

         The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

               No.       Description
               ---       -----------

               5.1 Opinion of Counsel and Consent of Friedlob Sanderson Paulson & Tourtillott, LLC

               24.1      Power of Attorney - Included on Signature Page

               23.1 Consent of Friedlob Sanderson Paulson & Tourtillott, LLC (See Exhibit 5.1)

               23.2A Consent of Independent Certified Public Accountants - Gelfond Hochstadt Pangburn, P.C. (Filed herewith)

               23.2B Acknowledgment of Independent Certified Public Accountants - Gelfond Hochstadt Pangburn, P.C. (Filed herewith)

               23.3 Consent of Independent Certified Public Accountants - Davis & Co., CPAs, P.C. (Filed herewith)

               99.1 Equitex, Inc. 1999 Stock Option Plan. (Incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-KSB for the year ended December 31, 1998).



Item 9.           Undertakings
                  ------------

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (a) (2) That, for determining any liability under the Securities Act, it will treat each post- effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (a) (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 25nd day of June, 2001.

                                        Equitex, Inc.


                                        By /s/ Henry Fong
                                          --------------------------------------
                                           Henry Fong, President


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Equitex, Inc., by virtue of their signatures appearing below, hereby constitute and appoint Henry Fong and Thomas B. Olson, each with full power of substitution, as attorneys-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-8 in the capacities set forth opposite their names below and hereby ratify all that said attorneys-in-fact may do by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                        TITLE                                DATE
----------                        -----                               -----

/s/ Henry Fong              Principal Financial                   June 25, 2001
-----------------------
Henry Fong                     and Accounting
                            Officer and Director

/s/ Russell L. Casement           Director                        June 25, 2001
-----------------------
Russell L. Casement

/s/ Aaron A. Grunfeld             Director                        June 25, 2001
-----------------------
Aaron A. Grunfeld

/s/ Joseph W. Hovorka             Director                        June 25, 2001
-----------------------
Joseph W. Hovorka

                  Friedlob Sanderson Paulson & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300
                           Denver, Colorado 80202-5099

                                                   June 25, 2001

Board of Directors
Equitex, Inc.
7315 East Peakview Avenue
Englewood, Colorado 80111

Re:       Registration Statement on Form S-8
          Opinion of Counsel

Gentlemen:

          As counsel for Equitex, Inc. (the "Corporation"), a Delaware corporation, we have examined the Certificate of Incorporation, the Bylaws and Minutes of the Corporation and such other corporate records, documents and proceedings, and have considered such questions of law as we deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today or shortly thereafter, covering the sale of an aggregate of up to 2,141,300 shares (the "Shares") of the Corporation's common stock including shares underlying stock options that may be issued or granted under the terms of the 1999 Stock Option Plan, an individual compensation plan, and individual stock option or warrant agreements (collectively the "Plans") as described in and in accordance with the terms of the Registration Statement.

          Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, including upon exercise of any options in accordance with their terms, will be duly and validly issued as fully paid and non-assessable shares of common stock of the Corporation.

          We hereby consent to the use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.
                              Very truly yours,

                              /s/ Friedlob Sanderson Paulson & Tourtillott, LLC

                                                                   EXHIBIT 23.2A






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2001, except for Notes 16, 20, and 21, as to which the date is May 15, 2001, which appears on page F-1 of the Annual Report on Form 10-K/A of Equitex, Inc. for the year ended December 31, 2000.



/s/ Gelfond Hochstadt Pangburn, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
June 22, 2001

                                                                   EXHIBIT 23.2B






           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 18, 2001, which appears on page 3 of the Quarterly Report on Form 10-Q of Equitex, Inc. for the quarter ended March 31, 2001.


/s/ Gelfond Hochstadt Pangburn, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
June 22, 2001

                                                                    EXHIBIT 23.3






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 1999 which appears on page F-2 of the Annual Report on Form 10-K/A of Equitex, Inc. for the year ended December 31, 2000.


                                      By /s/ Davis & Co., CPAs, P.C.
                                         ---------------------------
                                            Davis & Co., CPAs, P.C.


Englewood, Colorado
June 22, 2001